FINANCIAL FEDERAL CORPORATION


       2% Convertible Senior Debentures Due 2034


_______________________________________________________
                          ___


                       INDENTURE


              Dated as of April 12, 2004


_______________________________________________________
                          ___


         DEUTSCHE BANK TRUST COMPANY AMERICAS


                        TRUSTEE


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                          ___



            Reconciliation and tie between
       Trust Indenture Act of 1939 and Indenture

Trust Indenture Act                          Indenture
Section                                       Section

310(a)(1)                                     Section 7.10
310(a)(2)                                     Section 7.10
310(b)                                        Section 7.08
311(a)                                        Section 7.11
311(b)                                        Section 7.11
312(a)                                        Section 2.05
312(b)                                        Section 12.03
312(c)                                        Section 12.03
313(a)                                        Section 7.06
313(b)                                        Section 7.06
313(d)                                        Section 7.06
314(a)                                        Section 4.02
314(c)                                        Section 12.04
314(e)                                        Section 12.05
315(a)                                        Section 7.01
315(b)                                        Section 6.01
315(c)                                        Section 7.01
315(e)                                        Section 6.11
316(a)                                        Section 6.04,
                                              Section 6.05
316(b)                                        Section 6.07
316(c)                                        Section 1.04
317(a)                                        Section 6.08
317(b)                                        Section 7.01


                   TABLE OF CONTENTS

                                                   Page


                       ARTICLE 1
      Definitions and Incorporation By Reference

Section 1.01.  Definitions.                          1
Section 1.02.  Incorporation By Reference Of Trust
     Indenture Act                                   9
Section 1.03.  Rules Of Construction                10
Section 1.04.  Acts of Holders.                     10

                       ARTICLE 2
                    The Securities

Section 2.01.  Form And Dating                      12
Section 2.02.  Execution And Authentication         13
Section 2.03.  Registrar, Paying Agent, Conversion
     Agent                                          13
Section 2.04.  Paying Agent To Hold Money And
     Securities In Trust                            14
Section 2.05.  Securityholder Lists                 14
Section 2.06.  Transfer And Exchange                14
Section 2.07.  Replacement Securities               16
Section 2.08.  Outstanding Securities;
     Determinations Of Holders' Action              17
Section 2.09.  Temporary Securities                 18
Section 2.10.  Cancellation                         18
Section 2.11.  Persons Deemed Owners                18
Section 2.12.  Global Securities.                   19
Section 2.13.  CUSIP Numbers                        24
Section 2.14.  Contingent Debt Tax Treatment.       24
Section 2.15.  Calculation Of Tax Original Issue
     Discount                                       24

                       ARTICLE 3
              Redemption And Repurchases

Section 3.01.  Company's Right To Redeem; Notices
     To Trustee                                     25
Section 3.02.  Selection Of Securities To Be
     Redeemed                                       25
Section 3.03.  Notice Of Redemption                 26
Section 3.04.  Effect Of Notice Of Redemption       27
Section 3.05.  Deposit Of Redemption Price          27
Section 3.06.  Securities Redeemed In Part          27
Section 3.07.  Repurchase Of Securities By The
     Company At Option Of The Holder                27
Section 3.08.  Repurchase Of Securities At Option
     Of The Holder Upon a Designated Event.         29
Section 3.09.  Effect Of Repurchase Notice Or
     Designated Event Repurchase Notice.            32
Section 3.10.  Deposit Of Repurchase Price Or
     Designated Event Repurchase Price              34
Section 3.11.  Securities Purchased In Part         34
Section 3.12.  Covenant To Comply With Securities
     Laws Upon Purchase Of Securities               34
Section 3.13.  Repayment To The Company             34

                       ARTICLE 4
                       Covenants

Section 4.01.  Payment of Securities                35
Section 4.02.  SEC And Other Reports                35
Section 4.03.  Compliance Certificate               35
Section 4.04.  Further Instruments And Acts         35
Section 4.05.  Maintenance Of Office Or Agency      36
Section 4.06.  Delivery Of Certain Information      36
Section 4.07.  Liquidated Damages Notice            36

                       ARTICLE 5
                   Successor Person

Section 5.01.  When Company May Merge Or Transfer
     Assets                                         37

                       ARTICLE 6
                 Defaults And Remedies

Section 6.01.  Events Of Default                    38
Section 6.02.  Acceleration                         40
Section 6.03.  Other Remedies                       41
Section 6.04.  Waiver Of Past Defaults              41
Section 6.05.  Control By Majority                  41
Section 6.06.  Limitation On Suits                  42
Section 6.07.  Rights Of Holders To Receive Payment 42
Section 6.08.  Collection Suit By Trustee           42
Section 6.09.  Trustee May File Proofs Of Claim     42
Section 6.10.  Priorities                           43
Section 6.11.  Undertaking For Costs                44
Section 6.12.  Waiver Of Stay, Extension Or Usury
     Laws                                           44

                       ARTICLE 7
                        Trustee

Section 7.01.  Duties Of Trustee                    44
Section 7.02.  Rights Of Trustee                    46
Section 7.03.  Individual Rights Of Trustee         47
Section 7.04.  Trustee's Disclaimer                 47
Section 7.05.  Notice Of Defaults                   48
Section 7.06.  Reports By Trustee To Holders        48
Section 7.07.  Compensation And Indemnity           48
Section 7.08.  Replacement Of Trustee               49
Section 7.09.  Successor Trustee By Merger          50
Section 7.10.  Eligibility; Disqualification        50
Section 7.11.  Preferential Collection Of Claims
     Against Company                                50

                       ARTICLE 8
                Discharge Of Indenture

Section 8.01.  Discharge Of Liability On Securities 51
Section 8.02.  Repayment To The Company             51

                       ARTICLE 9
                      Amendments

Section 9.01.  Without Consent Of Holders           51
Section 9.02.  With Consent Of Holders              52
Section 9.03.  Compliance With Trust Indenture Act  54
Section 9.04.  Revocation And Effect Of Consents,
     Waivers And Actions                            54
Section 9.05.  Notation On Or Exchange Of
     Securities                                     54
Section 9.06.  Trustee To Sign Supplemental
     Indentures                                     54
Section 9.07.  Effect Of Supplemental Indentures    54

                      ARTICLE 10
                      Conversions

Section 10.01.  Conversion Privilege                55
Section 10.02.  Conversion Procedure; Conversion
     Rate; Fractional Shares.                       56
Section 10.03.  Payment Of Cash In Lieu Of Common
     Stock.                                         59
Section 10.04.  Adjustment of Conversion Rate       60
Section 10.05.  Effect of Reclassification,
     Consolidation, Merger or Sale                  69
Section 10.06.  Taxes on Shares Issued              71
Section 10.07.  Reservation of Shares, Shares to Be
     Fully Paid; Compliance with Governmental
     Requirements; Listing of Common Stock.         71
Section 10.08.  Responsibility of Trustee           72
Section 10.09.  Notice To Holders Prior To Certain
     Actions                                        72
Section 10.10.  Rights Issued in Respect of Common
     Stock Issued upon Conversion                   73
Section 10.11.  Unconditional Right Of Holders To
     Convert.                                       74

                      ARTICLE 11
                  Contingent Interest

Section 11.01.  Contingent Interest.                74
Section 11.02.  Payment Of Contingent Interest.     74
Section 11.03.  Contingent Interest Notification.   74

ARTICLE 12


                     Miscellaneous

Section 12.01.  Trust Indenture Act Controls        75
Section 12.02.  Notices                             75
Section 12.03.  Communication By Holders With Other
     Holders                                        76
Section 12.04.  Certificate And Opinion As To
     Conditions Precedent                           76
Section 12.05.  Statements Required In Certificate
     Or Opinion                                     76
Section 12.06.  Separability Clause                 76
Section 12.07.  Rules By Trustee, Paying Agent,
     Conversion Agent and Registrar                 76
Section 12.08.  Legal Holidays                      77
Section 12.09.  GOVERNING LAW                       77
Section 12.10.  No Recourse Against Others          77
Section 12.11.  Successors                          77
Section 12.12.  Multiple Originals                  77

EXHIBIT A                               Form of Global Security
EXHIBIT B                               Form of Certificated Security
EXHIBIT C                               Transfer Certificate

     INDENTURE dated as of April 12, 2004 between FINANCIAL FEDERAL CORPORATION, a Nevada corporation
("Company"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 2% Convertible Senior
Debentures Due 2034:


                       ARTICLE 1
      Definitions and Incorporation By Reference

     Section 1.01   .  Definitions.

     "144A Global Security" means a permanent Global
Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

     "Board Resolution" means a resolution of the Board of Directors.

     "Business Day" means, with respect to any Security, a day, other than a Saturday or Sunday, that in the City of New York, is not a day on which banking institutions are authorized by law or regulation to close.

      "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     "Cash Settlement Averaging Period" shall have the meaning set forth in Section 10.03(a).

     "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit B.

     "Change of Control" means:

            (i) as indicated by the filing of a Schedule TO under the Exchange Act or any other schedule, form or report under the Exchange Act disclosing the acquisition by any Person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange
     Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital
     Stock of the Company entitling that Person to exercise
     50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries, or any of the employee benefit plans of the Company
     (except that any of those Persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); or

            (ii) the Company consolidates or merges with or into any other Person, or any merger of another Person into the Company, or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to another Person, other than: (A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock, and (2) pursuant to which holders of the Company's
     Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance; (B) any merger, share exchange, transfer of assets or other similar transaction which is effected solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving Person or any direct or indirect parent of such Person; or (C) any consolidation with or merger into any of the Company's Subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to, or having the effect of, merging or consolidating with any other
     Person.

For the purposes of this definition, (x) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and
(y) the term "person" includes any syndicate or group that would be deemed to be a "person" under Section
13(d)(3) of the Exchange Act.

     "close of business" means 5 p.m. (New York City time).

     "Closing Sale Price" means, with respect to any security on any day, the closing sale per share on such day (or if no closing sale price is reported, the average of the reported closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal
United States securities exchange on which such security is traded, or if such security is not listed on a United States securities exchange, as reported by the National Association of Securities Dealers
Automated Quotation System, or if not so reported, the average of the closing bid and ask prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau
Incorporated, or, in the absence of such a quotation, a price determined by the Company on a basis it considers to be appropriate.

     "Common Stock" means the common stock, $.50 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section
10.05 below, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving Person, the common stock of such surviving corporation.

     "Company" means the party named as the "Company" in the first Section of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Company Notice" means a notice to Holders delivered pursuant to Section 3.07 or Section 3.08.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

     "Contingent Interest" means such interest payable as described in Article 11.

     "Conversion Date" shall have the meaning set forth in Section 10.02(c).

     "Conversion Settlement Date" means (i) the
Conversion Date or (ii) if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the Business Day immediately following the final day of the Cash Settlement Averaging Period.

     "Conversion Price" as of any date means $1,000 divided by the Conversion Rate as of such date;
provided that following any distribution of Distributed
Assets as set forth in Section 10.04(d) or an Extraordinary Cash Dividend as set forth in Section
10.04(e), in each case where an adjustment to the Conversion Rate was not made pursuant to the provisos set forth therein, the Conversion Price shall be adjusted following such distribution by subtracting from the Conversion Price then in effect (x) in the case of a distribution of Distributed Assets, the Fair
Market Value of the portion of Distributed Assets so distributed applicable to one share of Common Stock or
(y) in the case of an Extraordinary Dividend, the cash so distributed applicable to one share of Common Stock;
provided further that if such subtraction produces a number less than $1.00, the Conversion Price shall be $1.00.

     "Conversion Rate" has the meaning set forth in
Section 10.02(a) hereof.

     "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, New York, New York, 10005, Attention: Trust and
Securities Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Current Market Price" on any date of
determination shall mean the average of the daily
Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending not later than the earlier of such date of determination and the day before the Ex-Dividend Date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. In the event that an issuance, distribution, subdivision, combination or tender or exchange offer to which Section 10.04 applies occurs during the period applicable for calculating the Current Market Price pursuant to the definition in the preceding paragraph, the Current Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision, combination or tender or exchange offer on the Closing Sale Price of the Common Stock during such period.

     "Depositary" shall have the meaning set forth in
Section 2.01(a).

     "Designated Event" means the occurrence of either a Change of Control or a Termination of Trading.

     "Designated Event Repurchase Date" shall have the meaning set forth in Section 3.08(a).

     "Designated Event Repurchase Price" shall have the meaning set forth in Section 3.08(a).

     "Designated Subsidiary" shall mean any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 25% or more of the total assets of the Company on a consolidated basis.

     "Distributed Assets" shall have the meaning set forth in Section 10.04(d).

     "Ex-Dividend Date" means (1) when used with respect to any issuance or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Extraordinary Dividend" shall have the meaning set forth in Section 10.04(e).

     "Fair Market Value", or "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit
A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are required to bear the Legend required by Section
2.06(e), such Securities will be in the form of a 144A
Global Security.

     "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities
(contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities
(contingent or otherwise) of such Person in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (d) all obligations and liabilities (contingent or otherwise) of such Person under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon
(or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor
(whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (e) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (f) all direct or indirect guarantees, or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (e), and (g) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through
(f).

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Interest" means interest payable on each Security pursuant to Section 1 of the Securities.

     "Interest Payment Date" means April 15 and October
15 of each year, commencing October 15, 2004.

     "Interest Record Date" means April 1 and October 1 of each year.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Legend" has the meaning set forth in Section
2.06(e).

     "Liquidated Damages" means the interest that is payable by the Company pursuant to the Registration
Rights Agreement upon a Registration Default (as defined in such agreement).

     "Measurement Period" means (i) the period commencing on, and including, April 20, 2009 and ending on, and including, October 14, 2009, and (ii) each six-month period from October 15 to April 14 or from April
15 to October 14 thereafter.

     "Notice of Default" shall have the meaning set forth in Section 6.01.

     "NYSE" means The New York Stock Exchange, Inc.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer, any Vice President, the Secretary or any Assistant Secretary of the Company.

     "Officers' Certificate" means a written
certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to
Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Purchase Agreement" means the Purchase Agreement dated April 5, 2004 between the Company, on the one hand, and Banc of America Securities LLC and J.P.
Morgan Securities Inc., as representatives of the initial purchasers named therein, on the other.

     "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     "Redemption Date" means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

     "Redemption Price" or "redemption price" shall have the meaning set forth in Section 3.01.

     "Registration Rights Agreement" means the
Registration Rights Agreement, dated the date hereof, between the Company, on the one hand, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several initial purchasers under the Purchase Agreement, on the other.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer associated with the corporate trust department of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Restricted Security" means a Security required to bear the Legend.

     "Rule 144A" means Rule 144A under the Securities
Act (or any successor provision), as it may be amended from time to time.

     "SEC" means the Securities and Exchange
Commission.

     "Securities" means any of the Company's 2%
Convertible Senior Debentures Due 2034, as amended or supplemented from time to time, issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Stated Maturity", when used with respect to any Security, means April 15, 2034.

     "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     "Tax Original Issue Discount" means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States federal income tax purposes pursuant to United States
Treas. Reg. Sec. 1.1275-4 or any successor provision.

     "Termination of Trading" will be deemed to have occurred at any time when the Common Stock is neither listed for trading on a United States national securities exchange nor approved for trading on the NASDAQ National Market or trading on any similar system of automated dissemination of quotations of securities prices.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed for trading on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed for trading on a national or regional securities exchange, on the National Association of Securities Dealers Automated
Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers
Automated Quotation System, on the principal other market on which the Common Stock is then traded.

     "Trading Price" of the Securities on any Trading
Day means the average of the secondary market bid quotations per Security obtained by the Company for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Company selects, provided that if at least three such bids cannot reasonably be obtained by the Company, but two such bids can be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, this one bid shall be used.
If the Company cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer on such Trading Day, then the Trading Price of the Securities will be deemed to be the Closing Sale Price per share of Common Stock on such Trading Day multiplied by the Conversion Rate then in effect.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time
Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


     Section 1.02   .  Incorporation By Reference Of Trust
Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a
Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section 1.03   .  Rules Of Construction.  Unless the
context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (3)  "or" is not exclusive;

(4)  "including" means including, without limitation;
and
          (5) words in the singular include the plural, and words in the plural include the singular.

     Section 1.04   .  Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 12.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority.
The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same
Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.


                       ARTICLE 2
                    The Securities

     Section 2.01   .  Form And Dating. The Securities and
the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

      (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust
Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository
Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

      (b)  Global Securities in General.  Each Global
Security shall represent such of the outstanding
Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding
Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding
Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

      (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary's instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

      (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit
B attached hereto.

     Section 2.02   .  Execution And Authentication.  The
Securities shall be executed on behalf of the Company by two Officers. The signature of two Officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were, at the time of the execution of the Securities, Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $175,000,000 upon one or more Company
Orders without any further action by the Company (other than as contemplated in Section 12.04 and Section 12.05 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

     Section 2.03   .  Registrar, Paying Agent and
Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term
Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term
Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion
Agent, or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent.
The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

     Section 2.04   .  Paying Agent To Hold Money And
Securities In Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying
Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The
Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

     Section 2.05   .  Securityholder Lists.  The Trustee
shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on April 1 and October 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.06   .  Transfer And Exchange.  (a)  Subject
to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency.
Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Designated
Event Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

      (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section
2.12 and this Section 2.06(a).  Transfers of a Global
Security shall be limited to transfers of such Global
Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

      (b) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

      (c) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(d)  No Registrar shall be required to make
registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
      (e) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions
(collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar and the Trustee (if not the same Person as the Trustee), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

     Section 2.07   .  Replacement Securities.  If (a) any
mutilated Security is surrendered to the Trustee, or
(b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this
Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section
2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Securities.

     Section 2.08   .  Outstanding Securities;
Determinations Of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only
Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.
Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and
9).

     If a Security is replaced pursuant to Section
2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced
Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day immediately following a Repurchase Date or a Designated
Event Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay
Securities payable on that date, then immediately after such Redemption Date, Repurchase Date, Designated Event
Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest, Contingent Interest and Liquidated Damages, if any, on such Securities shall cease to accrue;
provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with
Article 10, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest, Contingent Interest and Liquidated Damages, if any, shall cease to accrue on such Security.

     Section 2.09   .  Temporary Securities.  Pending the
preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.
Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive
Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 2.10   .  Cancellation.  All Securities
surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No
Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

     Section 2.11   .  Persons Deemed Owners.  Prior to due
presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price, Repurchase Price or Designated Event Repurchase Price in respect thereof, and Interest, Contingent Interest or Liquidated Damages thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.12   .  Global Securities.

      (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global
Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06, Section 2.12(a)(ii) below and
Section 2.12(e) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(iii) and Section 2.12(a)(iv) below.

            (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section
     2.12(a).

            (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in
     Section 2.12(e) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global
     Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                  (A)  so long as the Securities are Restricted
          Securities, certification in the form set forth in Exhibit C;

                  (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease;
          and

                  (C) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global
Security equal to the principal amount of the Certificated Security so issued.

            (iii)     Transfer and Exchange of Certificated
     Securities. When Certificated Securities are presented to the Registrar with a request:

              (y)  to register the transfer of such
Certificated                  Securities; or

              (z)  to exchange such Certificated
Securities for an             equal principal amount of
Certificated Securities of other
authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

              (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

              (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                 (A)if such Certificated Securities
            are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                 (B)if such Certificated Securities
            are being transferred to the Company, a
            certification to that effect; or

                 (C)if such Certificated Securities
            are being transferred pursuant to an
            exemption from registration, (i) a
            certification to that effect (in the form set forth in Exhibit C, if applicable) and
            (ii) if the Company or the Trustee so
            requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

            (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of a Certificated
Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

     (I)  so long as the Securities are Restricted
     Securities, certification, in the form set forth in Exhibit C, that such Certificated Security (A) is being transferred to a QIB in accordance with Rule 144A under the Securities Act or (B) is being transferred pursuant to and in compliance with Rule 144 under the Securities Act; and

     (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated
     Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers'
     Certificate, a new Global Security in the appropriate principal amount.

      (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

      (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule
144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12
(accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company and the Trustee, addressed to the Company and the Trustee and in form acceptable to the Company and the Trustee, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

      (d)  As used in the preceding two paragraphs of this
Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

      (e) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

            (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor Depositary is not appointed by the Company within 90 days, (ii) at any time, the Company, in its sole discretion, determines not to have Securities represented by Global Securities or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (i) and (ii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

            (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

            (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

            (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly notify the Trustee and make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

            (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     Section 2.13 . CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

     Section 2.14   .  Contingent Debt Tax Treatment.

      (a) The Company agrees, and by acceptance of a beneficial interest in a Security, each Holder will be deemed (i) to have agreed to treat the Security as indebtedness for United States federal income tax purposes that is subject to the United States federal income tax regulations governing contingent payment debt instruments, and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule" within the meaning of the contingent payment debt regulations. A Holder may obtain the issue price, the amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Security, as determined by the Company pursuant to Treas. Reg. Sec.
1.1275-4 or any successor provision, by submitting a written request to the Company at the following address: Financial Federal Corporation, 733 Third
Avenue, New York, New York 10017, Attention: Investor
Relations.

      (b) Each Security shall bear a legend relating to United States federal income tax matters in the form set forth in Exhibits A and B.

     Section 2.15   .  Calculation Of Tax Original Issue
Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue
Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.


                       ARTICLE 3
              Redemption And Repurchases

     Section 3.01 . Company's Right To Redeem; Notices To Trustee. Prior to April 20, 2009, the Securities will not be redeemable at the Company's option. Beginning on April 20, 2009, the Company, at its option, may redeem the Securities for cash at any time as a whole, or from time to time in part, at a redemption price
(the "Redemption Price") equal to the principal amount of the Securities redeemed plus accrued and unpaid
Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on the Securities redeemed to (but excluding) the Redemption Date. If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

     Securities called for redemption may be
surrendered for conversion from the date of notice of the redemption until the close of business on the Redemption Date.

     Section 3.02   .  Selection Of Securities To Be
Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). Subject to the previous sentence, the Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.01 from outstanding
Securities not previously called for redemption. The
Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

     Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

     Securities and portions of Securities that are to be redeemed are convertible, pursuant to Section
10.01(a)(2), by the Holder until the close of business on the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.
Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.03   .  Notice Of Redemption.  At least 30
days but not more than 60 days before a Redemption
Date, the Company shall mail a notice of redemption
(substantially in the form of Exhibit D) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

      (1)  the Redemption Date;

      (2)  the Redemption Price;

(3)  the Conversion Rate;
(4) the name and address of the Paying Agent and Conversion Agent;
      (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

      (6) that Securities called for redemption and not converted will be redeemed on the Business Day immediately following the Redemption Date;

      (7) that Holders who want to convert their Securities must satisfy the requirements set forth in the Securities;

(8) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
      (9) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

      (10) that, unless the Company defaults in making payment of such Redemption Price, Interest, Contingent
          Interest, if any, and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

      (11) the CUSIP number(s) of the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least seven Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03 and the text of such notice is completed by the Company.

     Section 3.04 . Effect Of Notice Of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Business Day immediately following the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying
Agent, such Securities shall be paid at the Redemption
Price stated in the notice.

Section 3.05   .  Deposit Of Redemption Price.  Prior
to 11:00 a.m. (New York City time), on the Business Day immediately following the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.
     Section 3.06   .  Securities Redeemed In Part.  Upon
surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

     Section 3.07   .  Repurchase Of Securities By The
Company At Option Of The Holder. Securities shall be purchased by the Company at the option of the Holder on April 15, 2009, April 15, 2014, April 15, 2019, April
15, 2024 and April 15, 2029 (each, a "Repurchase
Date"), at a purchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest, accrued and unpaid Contingent
Interest, if any, and accrued and unpaid Liquidated
Damages, if any, on those Securities, to (but excluding) such Repurchase Date (the "Repurchase
Price"). Not later than 30 Business Days prior to any Repurchase Date, the Company shall mail a Company
Notice (substantially in the form of Exhibit E) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law).
The Company Notice shall include a form of repurchase
Notice to be completed by a Holder and shall state:

     (i)  the Repurchase Price and the Conversion Rate;

     (ii) the name and address of the Paying Agent and the Conversion Agent;

     (iii)     that Securities as to which a Repurchase
Notice has been given may be converted if they are otherwise convertible only in accordance with Article
10 hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (iv) that Securities must be surrendered to the Paying Agent to collect payment;

     (v) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Business Day immediately following the Repurchase
Date and the time of surrender of such Security as described in (iv);

     (vi) the procedures the Holder must follow to exercise its put rights under this Section 3.07 and a brief description of those rights;

     (vii)     briefly, the conversion rights, if any,
with respect to the Securities;

     (viii)    the procedures for withdrawing a
Repurchase Notice;

     (ix) that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, Interest, Contingent Interest, if any, or Liquidated Damages, if any, on such Securities will cease to accrue on and immediately after the Repurchase
Date; and

     (x)  the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

     (1) delivery to the Paying Agent by the Holder of a written notice of repurchase (a "Repurchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the Repurchase Date stating:

        (A)  the certificate number of the Security
        which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued for such Security,

        (B)  the portion of the principal amount of
        the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

        (C) that such Security shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in
        Section 6 of the Securities and in this
        Indenture; and

     (2) delivery of such Security to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day immediately following the Repurchase
Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.07 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with
Section 3.09.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     Section 3.08   .  Repurchase Of Securities At Option Of
The Holder Upon a Designated Event.

      (a) If a Designated Event occurs (subject to certain exceptions set forth below), Securities not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on those Securities (the "Designated Event Repurchase Price") to, but not including, the date that is 30 days following the date of the notice of a Designated Event delivered by the Company pursuant to Section 3.08(b)
(the "Designated Event Repurchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c).

     Notwithstanding the foregoing, the Company shall not be required to purchase Securities of Holders upon a Designated Event that is a Change of Control pursuant to this Section 3.08(a) if:

            (i) the Closing Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days (x) ending immediately after the later of the Change of Control or the public announcement of such Change of Control, in the case of a Change of Control set forth under clause (A) of the definition of Change of Control, or (y) ending immediately before the Change of Control in the case of a Change of Control set forth under clause (B) of the definition of Change of Control above, in each case equals or exceeds 130% of the Conversion Price of the Securities in effect on each of those five Trading
     Days; or

            (ii) 90% or more of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a Change of Control described in clause (B) of the definition of a Change of Control consists of shares of common stock traded or to be traded immediately following a Change of Control on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Securities become convertible in that common stock (and any rights attached thereto).

      (b) No later than 30 days after the occurrence of a Designated Event, the Company shall mail a Company
Notice of the Designated Event (substantially in the form of Exhibit F) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Designated Event Purchase Notice to be completed by the Holder and shall state:

            (i) briefly, the events causing a Designated Event and the date of such Designated Event;

            (ii) the date by which the Designated Event Repurchase Notice pursuant to this Section 3.08 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

            (iii)     the Designated Event Repurchase Date;

            (iv) the Designated Event Repurchase Price;

            (v) the name and address of the Paying Agent and the Conversion Agent;

            (vi) the Conversion Rate;

            (vii) that the Securities as to which a Designated Event Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article
     10 hereof only if the Designated Event Repurchase
     Notice has been withdrawn in accordance with the terms of this Indenture;

            (viii) that the Securities must be surrendered to the Paying Agent to collect payment;

            (ix) that the Designated Event Repurchase Price for any Security as to which a Designated Event Repurchase
     Notice has been duly given and not withdrawn will be paid promptly following the later of the Business Day immediately following the Designated Event Repurchase
     Date and the time of surrender of such Security as described in clause (viii);

(x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;
            (xi) briefly, the conversion rights, if any, on the Securities;

            (xii)     the procedures for withdrawing a Designated
     Event Repurchase Notice;

            (xiii) that, unless the Company defaults in making payment of such Designated Event Repurchase Price,
     Interest, Contingent Interest and Liquidated Damages, if any, on Securities surrendered for purchase by the Company will cease to accrue on and immediately after the Designated Event Repurchase Date; and

            (xiv)     the CUSIP number(s) of the Securities.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

      (c)  A Holder may exercise its rights specified in this
Section 3.08 upon delivery of a written notice of purchase (a "Designated Event Repurchase Notice") to the Paying Agent at any time on or prior to the close of business on the Designated Event Repurchase Date stating:

            (i) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate
     Depositary procedures if Certificated Securities have not been issued;

            (ii) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

            (iii)     that such Security shall be purchased
     pursuant to the terms and conditions specified in the Securities and in this Indenture.

     The delivery of such Security to the Paying Agent with the Designated Event Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Repurchase Price therefor; provided, however, that such Designated Event
Repurchase Price shall be so paid pursuant to this
Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated
Event Repurchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the Designated Event
Repurchase Price to be received by the Holder on the Business Day immediately following the Designated Event
Repurchase Date.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Repurchase Notice contemplated by this
Section 3.08(c) shall have the right to withdraw such Designated Event Repurchase Notice at any time prior to the close of business on the Designated Event
Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with
Section 3.09.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase
Notice or written withdrawal thereof.

     Section 3.09   .  Effect Of Repurchase Notice Or
Designated Event Repurchase Notice.

      (a) Upon receipt by the Paying Agent of the Repurchase Notice or Designated Event Repurchase Notice specified in Section 3.07 or Section 3.08, as applicable, the Holder of the Security in respect of which such Repurchase Notice or Designated Event Repurchase
Notice, as the case may be, was given shall (unless such Repurchase Notice or Designated Event Repurchase
Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled solely to receive the Repurchase Price or Designated
Event Repurchase Price, as the case may be, with respect to such Security. Such Repurchase Price or Designated Event Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of
(x) the Business Day immediately following the Repurchase Date or the Designated Event Repurchase
Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07 or Section
3.08, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section
3.07 or Section 3.08, as applicable. Securities in respect of which a Repurchase Notice or Designated
Event Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice or Designated Event Repurchase Notice unless such Repurchase Notice or Designated Event
Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

      (b)  A Repurchase Notice or Designated Event Repurchase
Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Designated
Event Repurchase Notice, as the case may be, at any time prior to the close of business on the Repurchase
Date or Designated Event Repurchase Date, as the case may be, specifying:

     (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

     (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

     (3) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Designated Event Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      (c) There shall be no purchase of any Securities pursuant to Section 3.07 or 3.08 if there has occurred
(prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required
Repurchase Notice or Designated Event Repurchase
Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price or Designated Event Repurchase Price, as the case may be, with respect to such Securities).
The Paying Agent will promptly return to the respective
Holders thereof any Securities (x) with respect to which a Repurchase Notice or Designated Event
Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price or Designated Event Repurchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Repurchase Notice or Designated Event Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 3.10   .  Deposit Of Repurchase Price Or
Designated Event Repurchase Price.  Prior to 11:00 a.m.
(local time in the City of New York) on the Business
Day following the Repurchase Date or the Designated
Event Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent
(or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section
2.04) an amount of cash in immediately available funds sufficient to pay the aggregate Repurchase Price or Designated Event Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Repurchase Date or Designated
Event Repurchase Date, as the case may be.

     Section 3.11   .  Securities Purchased In Part.  Any
Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying
Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

     Section 3.12   .  Covenant To Comply With Securities
Laws Upon Purchase Of Securities. When complying with the provisions of Section 3.07 or 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections
3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

Section 3.13   .  Repayment To The Company.  The
Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in
Section 13 of the Securities, together with interest, if any, thereon (subject to the provisions of Section
7.01(f)), held by them for the payment of the Repurchase Price or Designated Event Repurchase Price, as the case may be.

                       ARTICLE 4
                       Covenants

     Section 4.01   .  Payment of Securities.  The Company
shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the
Company. The principal amount of, and Interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities, and the Redemption Price, Repurchase Price and the Designated Event Purchase
Price shall be considered paid on the applicable date due if on such date (or, in the case of a Repurchase
Price or a Designated Event Purchase Price, on the
Business Day immediately following the applicable
Purchase Date or Designated Event Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

     Section 4.02   .  SEC And Other Reports.  The Company
shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange
Act. The Company shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers'
Certificates).

     Section 4.03   .  Compliance Certificate.  The Company
shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending in July 31, 2004) an Officers'
Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     Section 4.04   .  Further Instruments And Acts.  The
Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.05 . Maintenance Of Office Or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of Deutsche Bank Trust Company
Americas shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New
York, for such purposes.

     Section 4.06   .  Delivery Of Certain Information.  At
any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with Section
3.08(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule
144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

     Section 4.07   .  Liquidated Damages Notice.  In the
event that the Company is required to pay Liquidated
Damages to holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice ("Liquidated Damages Notice") to the Trustee of its obligation to pay Liquidated Damages prior to the Interest Record Date for the payment of Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any holder of Securities to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.


                       ARTICLE 5
                   Successor Person

     Section 5.01   .  When Company May Merge Or Transfer
Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

           (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

           (b)  immediately after giving effect to such
     transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

           (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Designated Subsidiaries
(other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; provided that, with respect to the foregoing, any securitization transaction or series of securitization transactions entered into by any Subsidiary pursuant to which such Subsidiary sells, transfers, conveys or grants a security interest in, any assets (including any documentation of such securitization and rights arising therefrom) that are the subject of such securitization transaction or series of securitization transactions shall not be deemed to be the transfer of all or substantially all the assets of the Company.

     The successor Person formed by such consolidation or into which the Company is merged or the successor
Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the
Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.


                       ARTICLE 6
                 Defaults And Remedies

     Section 6.01   .  Events Of Default.  So long as any
Securities are outstanding, each of the following shall be an "Event of Default":

      (1) following the exercise by the Holder of the right to convert a Security in accordance with Article 10 hereof, the Company (x) fails to deliver the cash, if any, required to be delivered as part of the applicable Conversion Settlement Distribution on the applicable Conversion Settlement Date or (y) fails to deliver the Common Stock required to be delivered as part of the applicable Conversion Settlement Distribution on the applicable Conversion Settlement Date;

      (2) the Company defaults in its obligation to repurchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Securities pursuant to and in accordance with Section 3.07 or 3.08 hereof;

      (3) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof;

      (4)  the Company fails to provide a Designated Event
   Repurchase Notice when due;

      (5) the Company defaults in the payment of the principal amount of any Security when the same becomes due and payable at its Stated Maturity or the payment of any portion of the principal amount of any Security, when the same becomes due and payable hereof;

      (6) the Company defaults in the payment of any Interest, Contingent Interest or Liquidated Damages when due and payable, and continuance of such default for a period of 30 days hereof;

      (7) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (1) through clause (6) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

      (8) a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of any Indebtedness of the Company or any Designated Subsidiary in an aggregate amount of $25 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after written notice of default is given to the Company by the Trustee or Holders of not less than 25% in aggregate principal amount of the Securities then outstanding;

      (9) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any of Designated Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Designated Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Designated
   Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; and

      (10) the commencement by the Company or any Designated Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Designated Subsidiary to the entry of a decree or order for relief in respect of the Company or any Designated Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any Designated Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any Designated Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Designated Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Designated Subsidiary expressly in furtherance of any such action.

     For the avoidance of doubt, clause (7) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default
(and such default is not waived) within the time specified in clause (7) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Trustee shall, within 90 days of the occurrence of an Event of Default known to it, give to the Holders of the Securities notice of all uncured
Events of Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of an Event of Default specified in clauses (1) through (6) of this Section
6.01.

     Section 6.02 . Acceleration. If an Event of Default (other than an Event of Default specified in Section
6.01(9) or 6.01(10) with respect to the Company) occurs and is continuing (the default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(9) or 6.01(10) with respect to the Company occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

     Section 6.03   .  Other Remedies.  If an Event of
Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent
Interest, if any, and accrued and unpaid Liquidated
Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04 . Waiver Of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other
Securityholder), may waive an existing or past Event of Default and its consequences except (1) an Event of Default described in Section 6.01 clauses (1) through
(6) or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.
When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.
This Section 6.04 shall be in lieu of Section
316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.05   .  Control By Majority.  The Holders of
a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section
6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.06   .  Limitation On Suits.  A
Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

      (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

      (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

      (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and
      (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other
Securityholder.

     Section 6.07 . Rights Of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent
Interest, if any, and accrued and unpaid Liquidated
Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Repurchase Date or Designated Event Repurchase Date, and to convert the Securities in accordance with
Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08   .  Collection Suit By Trustee.  If an
Event of Default described in Section 6.01 clauses (1) through (6) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.
     Section 6.09 . Trustee May File Proofs Of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee
(irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10   .  Priorities.  If the Trustee collects
any money pursuant to this Article 6, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under
Section 7.07;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

     THIRD: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.  At least 15 days before such record
date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

     Section 6.11   .  Undertaking For Costs.  In any suit
for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such
Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.12   .  Waiver Of Stay, Extension Or Usury
Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent
Interest, if any, and accrued and unpaid Liquidated
Damages, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                       ARTICLE 7
                        Trustee

     Section 7.01   .  Duties Of Trustee.  The duties and
responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b)  Except during the continuance of an Event of
Default:

         (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This
Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

      (1)  this Section (c) does not limit the effect of
         Section 7.01(b);

      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
         Section 6.05.

     Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the
TIA and such Sections 315(d)(1), 315(d)(2) and
315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

      (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

      (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 7.02   .  Rights Of Trustee.  Subject to its
duties and responsibilities under the TIA.

      (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

      (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

      (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

      (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

      (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

      (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company
Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

      (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

      (i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

      (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

      (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 7.03   .  Individual Rights Of Trustee.  The
Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.04   .  Trustee's Disclaimer.  The Trustee
makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Section 7.05   .  Notice Of Defaults.  If a default or
Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a default or Event of Default described in Section 6.01 clauses (1) through (6), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section
315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.
The Trustee shall not be deemed to have knowledge of a default or Event of Default unless a Responsible
Officer of the Trustee has received written notice of such default or Event of Default, which notice specifically references this Indenture and the Securities.

     Section 7.06   .  Reports By Trustee To Holders.
Within 75 days after each December 31 beginning with the December 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a).
The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

     Section 7.07   .  Compensation And Indemnity.  The
Company agrees:

      (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

      (c)  to indemnify the Trustee or any predecessor
Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Repurchase Price, Designated Event Purchase Price,
Interest, Contingent Interest or Liquidated Damages, if any, as the case may be, on particular Securities.

     The Company's payment obligations pursuant to this
Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section
6.01(9) or 6.01(10), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

     Section 7.08   .  Replacement Of Trustee.  The Trustee
may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

     (1)  the Trustee fails to comply with Section 7.10;

     (2)  the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or public officer takes charge of the Trustee or its property; or

     (4)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board
Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with this Indenture, the Trustee shall be deemed to have resigned as contemplated in this Section 7.08, the successor
Trustee shall be deemed to have been accepted as contemplated in this Indenture, all of such date, and all other provisions of this Indenture shall be applicable to such resignation, appointment and acceptance.

     Section 7.09   .  Successor Trustee By Merger.  If the
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     Section 7.10   .  Eligibility; Disqualification.  The
Trustee shall at all     times satisfy the requirements
of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section
310(b).

     Section 7.11   .  Preferential Collection Of Claims
Against Company.  The Trustee shall comply with TIA
Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated therein.


                       ARTICLE 8
                Discharge Of Indenture

     Section 8.01 . Discharge Of Liability On Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or
(ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section
7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     Section 8.02   .  Repayment To The Company.  The
Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.


                       ARTICLE 9
                      Amendments

     Section 9.01   .  Without Consent Of Holders.  The
Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

       (a) add to the covenants of the Company for the benefit of the Holders of Securities;

       (b) surrender any right or power herein conferred upon the Company;

       (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

       (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof;

       (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase);

(f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or in connection with the registration of the Securities as contemplated by the Registration Rights Agreement;
       (g) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective;

       (h) establish the form of Securities if issued in definitive form (substantially in the form of Exhibit
     B);

       (i) evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture;

       (j) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities in any material respect; provided that any addition or modification made solely to conform the provisions of this Indenture to the "Description of Debentures" in the Offering Memorandum relating to the Securities will not be deemed to adversely affect the interests of the holders of the Securities.

     Section 9.02   .  With Consent Of Holders.  Except as
provided below in this Section 9.02, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

     Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this Section 9.02 may not:

       (a) change the maturity of any Security, or the payment date of any installment of Interest, Contingent
     Interest or Liquidated Damages payable on any Security;

       (b) reduce the principal amount of, or the Interest, or the Contingent Interest or Liquidated Damages, payable on, or the Redemption Price, Repurchase Price or Designated Event Purchase Price of, any Security;

       (c) impair or adversely affect the conversion rights of any Holder of Securities;

       (d) change the currency of payment of such Securities or Interest, Contingent Interest, Liquidated Damages,
     Redemption Price, Designated Event Purchase Price or
     Repurchase Price thereon;

       (e) alter the manner of calculation or rate of accrual of Interest, Contingent Interest or Liquidated Damages, Redemption Price, Designated Event Purchase Price or Repurchase Price on any Security, or extend time for payment of any amounts due and payable to the Holders of the Securities;

       (f) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

       (g) adversely affect the purchase right of the Holders of the Securities as provided in Article 3 or the right of the Holders of the Securities to convert any Security as provided in Article 10, except as otherwise permitted pursuant to Article 5 or Section 10.05 hereof;

       (h) modify the provisions of Article 3 in a manner adverse to the Holders of the Securities;

       (i) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement the Indenture or the Security or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

       (j) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section
     9.02 or the consent of whose Holders is required for any waiver provided for in this Indenture.

     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     Nothing in this Section 9.02 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof.

     Section 9.03   .  Compliance With Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

     Section 9.04   .  Revocation And Effect Of Consents,
Waivers And Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent
Holder of that Security or portion of the Security that evidences the same obligation as the consenting
Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

     Section 9.05   .  Notation On Or Exchange Of
Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     Section 9.06   .  Trustee To Sign Supplemental
Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     Section 9.07   .  Effect Of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes;
and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                      ARTICLE 10
                      Conversions

     Section 10.01  .  Conversion Privilege.

      (a)   Subject to and upon compliance with the
provisions of this Article 10 (including without limitation the Company's right, in its sole and absolute discretion, to satisfy its Conversion
Obligation in any manner permitted pursuant to Section
10.03), a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at any time prior to the close of business on the Stated
Maturity into shares of Common Stock at the Conversion
Rate (the "Conversion Obligation") in effect on the date of conversion:

          (1) during any fiscal quarter of the Company (a "Fiscal Quarter") (and only during such Fiscal Quarter) commencing after July 31, 2004, if the Closing Sale Price of the Common Stock for 20 of the last 30 Trading Days of the immediately preceding Fiscal Quarter was 130% or more of the Conversion Price in effect on such 30th Trading Day;

(2) at any time prior to the close of business on the Redemption Date, if such Security has been called for redemption pursuant to Article 3 hereof;
          (3) at any time when the Securities are rated by Fitch Ratings, Inc. and such rating is at or below BB (it being agreed that the Company shall have no obligation to maintain a rating on the Securities); provided that this clause (3) shall not apply if Fitch Ratings, Inc. withdraws its rating, is no longer rating the Securities or ceases to exist; and

          (4)  as provided in clause (b) of this Section 10.01.

     The Company or a designated agent shall determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in clause above and, if the Securities shall be so convertible, the Company shall promptly deliver to the Trustee and Conversion Agent written notice thereof. Whenever the Securities shall become convertible pursuant to Section 10.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided in Section 12.02, and the Company shall also promptly publicly announce such information and publish it on the Company's Web site.
Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

      (b)  In addition, in the event that:

             (1) the Company distributes to Holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days, Common Stock at less than the Closing Sale Price of the Common Stock on the Business
         Day immediately preceding the announcement for such distribution; or

             (2) the Company distributes to Holders of Common Stock cash or other assets, debt, securities or rights to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution, then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-
         Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-
         Dividend Date or the date the Company
         announces that such distribution will not take place, and

             (3) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, stock or other property,

         then the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction (or, if such transaction also constitutes a Change of Control, until the Designated Event Repurchase Date), and, at such effective time, the right to convert the Securities into shares of Common Stock shall be changed, as set forth in Section 10.05, into a right to convert into the kind and amount of such cash, securities or other property which the Holder of such Securities would have received if such Holder had converted the Securities immediately prior to such transaction. The Company shall notify
         Holders and the Trustee at the same time the Company publicly announces such transaction
         (but in no event less than 15 days prior to the effective date of such transaction).

     Section 10.02  .  Conversion Procedure; Conversion
Rate; Fractional Shares.

      (a) Subject to Section 10.01 and the Company's rights under Section 10.03, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest
1/100th of a share) of Common Stock. The rate at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially
22.6778 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in
Section 10.04 hereof, but shall not be adjusted for any accrued and unpaid Interest, Contingent Interest, or Liquidated Damages, if any. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, including Contingent Interest, if any. Instead, such amount shall be deemed paid by the applicable Conversion Settlement
Distribution delivered upon conversion of any Security into Common Stock. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock with a record date prior to the date of conversion. Notwithstanding the foregoing, upon conversion a Holder shall receive any accrued and unpaid Liquidated Damages to the Conversion Date. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 10.04 hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing
Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

      (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall (1) in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and
(2) give written notice to the Company in form on reverse of such Certificated Security (a "Notice of Conversion") at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock included in the Conversion Settlement Distribution, if any, to be registered.

     Before any such conversion, a Holder also shall pay all taxes or duties, if any, as provided in Section
10.06 and any amount payable pursuant to Section
10.02(g).

     If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion as part of the Conversion
Settlement Distribution shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

      (c) A Security shall be deemed to have been converted immediately prior to the close of business on the date
(the "Conversion Date") that is the latest of: (i) the date the Holder has complied with Section 10.02(b),
(ii) the expiration of the Cash Settlement Notice
Period or (iii) if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the expiration of the Conversion Retraction Period.

      (d) Subject to the next succeeding sentence, the Company will, as soon as practicable following the Conversion Settlement Date, (i) pay the cash component
(including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled), if any, of the Conversion Settlement Distribution determined pursuant to Section 10.03 to the Holder of a Security surrendered for conversion, or such Holder's nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Settlement Distribution. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register, and the Person or Persons entitled to receive the Common Stock as part of the applicable Conversion
Settlement Distribution upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Settlement Date.

      (e) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.06 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(f)  By delivering the applicable Conversion Settlement
Distribution upon conversion of any Security to the Conversion Agent or to the Holder or such Holder's nominee or nominees, the Company will have satisfied in full its Conversion Obligation with respect to such Security, and upon such delivery accrued and unpaid
Interest with respect to such Security will be deemed to be paid in full rather than canceled, extinguished or forfeited.
      (g) If a Securityholder delivers a Notice of Conversion after the Interest Record Date for a payment of Interest (including Contingent Interest, if any) but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest (including
Contingent Interest, if any, and excluding, for the avoidance of doubt, Liquidated Damages, if any), that has accrued and will be paid on the related Interest
Payment Date. This Section 10.02(g) shall not apply to a Securityholder that converts Securities after an Interest Record Date for a payment of Interest but on or prior to the corresponding Interest Payment Date if
(1) the Company has specified a Redemption Date during such period, (2) the Company has specified a Designated
Event Purchase Date during such period or (3) to the extent of any overdue Interest if any overdue Interest exists at the time of conversion with respect to the Securities converted. Notwithstanding the foregoing, the Company shall refund any amount paid by a Securityholder pursuant to this Section 10.02(g) if the Cash Settlement Notice Period or, if the Company elects to pay cash in lieu of Common Stock pursuant to Section
10.03, the Cash Settlement Averaging Period, ends on or subsequent to the Interest Payment Date immediately following the date such Securityholder delivered a Notice of Conversion. Such refunded amount shall be paid at the time of delivery of the Conversion
Settlement Distribution following conversion of any Securities.

     Section 10.03  .  Payment Of Cash In Lieu Of Common
Stock.

      (a) If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 10.01 and the Company receives such Holder's
Notice of Conversion on or prior to the day that is 45 calendar days prior to the Stated Maturity, or with respect to Securities called for redemption pursuant to
Section 3.01, the applicable Redemption Date (the
"Final Notice Date"), the Company may choose to satisfy all or any portion of its Conversion Obligation in cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two
Business Days following the Company's receipt of the Notice of Conversion as specified in Section 10.02
(such period, the "Cash Settlement Notice Period"). If the Company elects to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the Notice of Conversion at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the
"Conversion Retraction Period"); no such retraction can be made (and a Notice of Conversion shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). With respect to any Notice of Conversion received by the Company prior to the Final Notice Date, the "Conversion Settlement
Distribution" for any Security subject to such Notice of Conversion shall consist of cash, Common Stock or a combination thereof, as selected by the Company as set forth below:

            (i) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Conversion Settlement Distribution shall be a number of shares equal to (1) the aggregate principal amount of the Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate.

            (ii) if the Company elects to satisfy the entire
     Conversion Obligation in cash, the Conversion
     Settlement Distribution shall be cash in an amount equal to the product of:

               (1)  a number equal to the product of
          (x) the aggregate principal amount of
          Securities to be converted divided by 1,000 multiplied by (y) the Conversion Rate, and

               (2)  the average Closing Sale Prices of
          the Common Stock during the 20 Trading Days beginning on the Trading Day immediately following the final day of the Conversion
          Retraction Period (the "Cash Settlement
          Averaging Period"); and

            (iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Conversion Settlement Distribution shall consist of such cash amount ("Cash Amount") and a number of shares equal to the greater of (1) zero and
     (2) the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 5% of the Cash Amount, divided by (y) the Closing Sale Price of the Common Stock on such day.

      (b) At any time on or before any Final Notice Date, the Company may notify the Trustee if it intends to satisfy all or any portion of the Conversion Obligation with respect to conversions of Securities for which the Company receives a Notice of Conversion after such Final Notice Date in cash and the dollar amount to be satisfied in cash (which must be expressed either as 100% or as a fixed dollar amount). In such case, the applicable Conversion Settlement Distribution will be computed in the same manner as set forth in clause (a) above except that the Cash Settlement Averaging Period shall be the 20 Trading Days beginning on the first
Trading Day following the Company's receipt of the Notice of Conversion (or in the event that we receive a Notice of Conversion on the business day prior to the Stated Maturity, the 20 Trading Days beginning on the
Trading Day after the Stated Maturity).

      (c) Notwithstanding anything to the contrary in this Indenture, at any time prior to Stated Maturity, the Company may irrevocably elect, in its sole discretion without the consent of the Holders, by notice to the Trustee and the Holders, to satisfy the Conversion
Obligation in cash by paying 100% of the principal amount of the Securities converted after the date of such election. After making such election, the Company shall satisfy the remainder of the Conversion
Obligation to the extent it exceeds the principal amount in Common Stock. Settlement amounts shall be computed and settlement dates shall be determined in the same manner as set forth above under clause (a);
provided that notice of the election to deliver cash for the principal amount will be deemed to have been provided on the last date of the Cash Settlement Notice
Period and the Notice of Conversion will not be retractable.

     Section 10.04  .  Adjustment of Conversion Rate.  The
Conversion Rate shall be adjusted from time to time by the Company as follows:

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

            (i) the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination; and

            (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common
Stock entitling them (for a period expiring within 60 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common
Stock at a price per share less than the Closing Sale
Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Closing Sale Price, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase.

     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common
Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common
Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common
Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common
Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets
(including securities, but excluding any rights or warrants referred to in Section 10.04(b) and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 10.04(a)) (any of the foregoing hereinafter in this Section 10.04(d) called the "Distributed Assets"), then, in each such case (unless the Company elects to reserve such Distributed Assets for distribution to the Holders upon the conversion of the Securities so that any such holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distributed Assets which such holder would have received if such holder had converted its Securities into Common Stock immediately prior to the Record Date for such distribution of the Distributed Assets), the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

            (i) the numerator of which shall be the Current Market Price per share of the Common Stock on such Record
     Date; and

            (ii) the denominator of which shall be the Current Market Price per share of the Common Stock less the Fair Market Value (as determined by the Board of Directors and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event (1) the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common
Stock on the Record Date or (2) the Current Market
Price of Common Stock on the Record Date exceeds the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such holder would have received had such holder converted each Security on the Record Date.
In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger
Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and
(iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Rate under this Section
10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section
10.04(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution
(or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common
Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     No adjustment of the Conversion Rate shall be made pursuant to this Section 10.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Securities upon conversion by such holders of Securities to Common
Stock.

     For purposes of this Section 10.04(d) and Sections
10.04(a) and (b), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion
Rate adjustment required by this Section 10.04(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections
10.04(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a).

     If any Distributed Assets requiring any adjustment pursuant to this Section 10.04(d) consists of the Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company, the Conversion Rate in effect immediately before the close of business on the Record Date fixed for determination of shareholders entitled to receive the distribution shall instead be increased by multiplying the Conversion Rate then in effect by a fraction, (A) the numerator of which is the sum of (1) the average of the Closing Sale Prices of such distributed security for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on the NYSE or such other national or regional exchange or market on which the securities are then listed or quoted, plus (2) the average of the Closing Sale Prices of the Common Stock over the same Trading Day period and (B) the denominator of which is such average of the Closing Sale Prices of the Common Stock.

      (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common
Stock cash (an "Extraordinary Cash Dividend")
(excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such Extraordinary Cash Dividend by a fraction,

            (i) the numerator of which shall be the Current Market Price of the Common Stock on such Record Date plus the amount of cash so distributed applicable to one share of Common Stock, and

            (ii) the denominator of which shall be such Current
     Market Price of the Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the Record
Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current
Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value
(as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer
(as it may be amended) exceeds the last reported
Closing Sale Price of the Common Stock on the Trading
Day next succeeding the Expiration Time, the Conversion
Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the last reported Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by last reported Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

      (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common
Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common
Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "Offer
Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the last reported
Closing Sale Price of the Common Stock on the Trading
Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration
     Time and the last reported Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchase Shares) at the Offer Expiration Time multiplied by the last reported Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
Notwithstanding the foregoing, the adjustment described in this Section 10.04(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 10.05.

      (h) The Company may make such increases in the Conversion Rate, in addition to those required by this
Section 10.04 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any stock distribution; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase).

     To the extent permitted by applicable law, the Company from time to time may increase the Conversion
Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased
Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

      (i) All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, with one half-cent and 0.005 of a share, respectively, being rounded upward. No adjustment need be made for:

            (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of Common Stock under any plan,

            (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries,

            (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued,

            (iv) a change in the par value of the Common Stock, or

            (v) accrued and unpaid Interest, including Contingent Interest or Liquidated Damages, if any.

     To the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities.

      (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion
Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Security at his last address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (k) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event,
(2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.04(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section
10.04(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.04(f), or (5) the Offer Expiration Time for a tender offer or exchange offer pursuant to Section 10.04(g) (each a "Determination Date"), the Company may elect to defer until the occurrence of the relevant Adjustment Event
(as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.04(a). For purposes of this Section 10.04(k), the term "Adjustment Event" shall mean:

            (i) in any case referred to in clause (1) hereof, the occurrence of such event,

            (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
            (iv) in any case referred to in clause (4) or clause
     (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

      (l) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     Section 10.05  .  Effect of Reclassification,
Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 10.04(c) applies), (ii) any consolidation, merger, statutory share exchange or combination of the Company with another Person as a result of which holders of Common
Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other Person as a result of which holders of Common
Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible, subject to the provisions of Section 10.03, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance by a holder of a number of shares of Common
Stock issuable upon conversion of such Securities
(assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets
(including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised
("nonelecting share"), then for the purposes of this
Section 10.05 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article 10.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.

     If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

     Section 10.06 . Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 10.07  .  Reservation of Shares, Shares to Be
Fully Paid; Compliance with Governmental Requirements;
Listing of Common Stock.

      (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common
Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

      (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion
Rate.

      (c) Error! Bookmark not defined. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities or in payment of the Repurchase Price or the Designated Event Purchase
Price will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

            (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder or for payment of the Repurchase Price or the Designated Event Purchase Price require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(iii) The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Security or in payment of the Repurchase Price or the Designated Event Purchase Price; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock or the first payment of the Repurchase Price or the Designated Event
Purchase Price in Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities or in payment of the Repurchase Price or the Designated Event Purchase Price in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 10.08  .  Responsibility of Trustee.  The
Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The
Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto.
Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section
10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section
10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section
7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate
(which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 10.09  .  Notice To Holders Prior To Certain
Actions.  In case:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section
10.04; or

      (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

      (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the register provided for in
Section 2.03 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

     Section 10.10  .  Rights Issued in Respect of Common
Stock Issued upon Conversion. If the Company hereafter adopts any stockholder rights plan, a Securityholder shall be entitled to receive upon conversion of its Securities in addition to the shares of Common Stock issuable upon conversion the related rights for the Common Stock, whether or not the rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, but otherwise subject to the generally applicable terms of such plan and no additional adjustment to the Conversion Rate shall be made for the future stockholder rights plan under Section 10.04(d).

     Section 10.11  .  Unconditional Right Of Holders To
Convert.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.


     ARTICLE 11


                  Contingent Interest

     Section 11.01  .  Contingent Interest.

      (a) The Company shall pay Contingent Interest with respect to the Securities for any Measurement Period commencing with the Measurement Period ending October
14, 2009, if the average Trading Price of a Security for the five consecutive Trading Days immediately preceding the first day of the relevant Measurement
Period equals 120% or more of the principal amount of such Security.

     (b) The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Measurement Period will equal 0.25% per annum calculated on the average Trading Price of $1,000 principal amount of Securities during the relevant five consecutive Trading Days used to determine whether
Contingent Interest must be paid.

     Section 11.02  .  Payment Of Contingent Interest.

     Payments of Contingent Interest shall be made in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

     Section 11.03  .  Contingent Interest Notification.

      (a) By the first Business Day of a Measurement Period for which Contingent Interest will be payable, the Company will disseminate a press release containing this information or publish the information on its Web site or through such other public medium as it may use may use at that time.

      (b)  On any Interest Payment Date on which Contingent
Interest is payable pursuant to this Article 11, the Company shall issue a press release stating the amount of such Contingent Interest and setting forth the manner in which such amount was calculated, or publish the information on its Web site or through such other public medium as it may use may use at that time.


                      ARTICLE 12
                     Miscellaneous

     Section 12.01  .  Trust Indenture Act Controls. If any
provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 12.02  .  Notices.  Any request, demand,
authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission
(confirmed by guaranteed overnight courier) to the following facsimile numbers:

     if to the Company:

     Financial Federal Corporation
     733 Third Avenue
     New York, New York 10017
     Facsimile:  212-286-5885
     Attention:  Angelo Garubo

     if to the Trustee:

     Deutsche Bank Trust Company Americas
     60 Wall Street-27th Floor
     New York, New York 10005
     Attn:  Trust and Securities Services
     Tel:  212-250-2191
     Fax:  212-797-8614

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a
Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion
Agent or co-registrar.

     Section 12.03  .  Communication By Holders With Other
Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     Section 12.04  .  Certificate And Opinion As To
Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 12.05  .  Statements Required In Certificate Or
Opinion.  Each Officers' Certificate or Opinion of
Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1)  a statement that each person making such Officers'
     Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers'
     Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

     Section 12.06  .  Separability Clause.  In case any
provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.07  .  Rules By Trustee, Paying Agent,
Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     Section 12.08 . Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal
Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.

     Section 12.09  .  GOVERNING LAW. THIS INDENTURE SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

     Section 12.10  .  No Recourse Against Others.  A
director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 12.11  .  Successors.  All agreements of the
Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.12  .  Multiple Originals.  The parties may
sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                          FINANCIAL FEDERAL CORPORATION


                             By:
                                  Name:
                                  Title:


                              By:
                                  Name:
                                  Title:

                          DEUTSCHE BANK TRUST COMPANY
                              AMERICAS, As Trustee


                             By:
                                  Name:
                                  Title:

                     EXHIBIT A

           [FORM OF FACE OF GLOBAL SECURITY]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY
PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE
OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED
TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST
COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S
NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN
ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE
TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE
SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT
AS SET FORTH IN THE FOLLOWING SENTENCE, BY ACQUISITION
HEREOF, THE HOLDER:

  (1)    REPRESENTS THAT IT IS A "QUALIFIED
     INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A
     UNDER THE SECURITIES ACT OF 1933;

  (2)    AGREES THAT IT WILL NOT, PRIOR TO THE DATE
     (THE "RESALE RESTRICTION TERMINATION DATE") THAT
     IS TWO YEARS AFTER THE LATER OF THE LAST DAY OF
     THE ORIGINAL ISSUE DATE OF THE 2.0% CONVERTIBLE
     SENIOR DEBENTURES AND THE LAST DATE ON WHICH THE
     COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE
     OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF
     SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE
     SECURITY EVIDENCED HEREBY OR THE COMMON STOCK
     ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT
     (A) TO FINANCIAL FEDERAL CORPORATION OR ANY
     SUBSIDIARY THEREOF, (B) TO A QUALIFIED
     INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A
     UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO
     ANY OTHER EXEMPTION FROM THE REGISTRATION
     REQUIREMENTS OF THE SECURITIES ACT OF 1933,
     INCLUDING RULE 144 UNDER THE SECURITIES ACT OF
     1933 (IF AVAILABLE), OR (D) PURSUANT TO A
     REGISTRATION STATEMENT THAT HAS BEEN DECLARED
     EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND
     WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF
     SUCH TRANSFER; AND

  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO
     WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED
     (OTHER THAN A TRANSFER PURSUANT TO RULE 144 OR
     CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE
     EFFECT OF THIS LEGEND.

     The foregoing legend may be removed from this Security upon the earlier of the Resale Restriction
Termination Date or the transfer of the Securities pursuant to Rule 144 or clause 2(D) above.

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS
SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE
DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS APRIL
12, 2004. IN ADDITION, THIS SECURITY IS SUBJECT TO THE
UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING
CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF
SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE
CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 7.375%,
COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE
YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX
PURPOSES).

     THE COMPANY AGREES, AND BY ACCEPTING A BENEFICIAL
OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY
BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO
HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX
PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT
INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-
4, OR ANY SUCCESSOR PROVISION (THE "CONTINGENT PAYMENT
REGULATIONS"), AND (2) TO BE BOUND BY THE COMPANY'S
DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED
PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT
PAYMENT REGULATIONS. THE COMPANY AGREES TO PROVIDE
PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN
REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE
DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE
YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN
REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING
ADDRESS: FINANCIAL FEDERAL CORPORATION, 733 THIRD
AVENUE, NEW YORK, NEW YORK 10017, ATTENTION: INVESTOR
RELATIONS.

     Pursuant to Section 2.14 of the Indenture, the foregoing legend is required for United States federal income tax purposes.

             FINANCIAL FEDERAL CORPORATION

       2% Convertible Senior Debentures Due 2034

REGISTERED
CUSIP: 317492 AE 6
ISSUE DATE: April 12, 2004         Principal Amount: $175,000,000
No. R-1


     FINANCIAL FEDERAL CORPORAITON, a Nevada
corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of One Hundred
Seventy-Five Million Dollars, on April 15, 2034.

     Interest Rate: 2% per year.

     Interest Payment Dates: April 15 and October 15 of each year, commencing October 15, 2004.

     Interest Record Date: April 1 and October 1 of each year.

     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: April 12, 2004         FINANCIAL FEDERAL CORPORATION

                              By:___________________________
                              Name:
                              Title:

                              By:___________________________
                              Name:
                              Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By__________________________________
Authorized Signatory

Dated: April 12, 2004
         [FORM OF REVERSE OF GLOBAL SECURITY]

       2% Convertible Senior Debentures Due 2034


     This Security is one of a duly authorized issue of 2% Convertible Senior Debentures Due 2034 (the
"Securities") of Financial Federal Corporation, a
Nevada corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of April 12, 2004 (the "Indenture"), between the Company and Deutsche Bank Trust Company Americas, as trustee
(the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Interest.

     The Securities shall bear interest on the principal amount thereof at a rate of 2% per year. The
Company shall pay Contingent Interest as set forth in the Indenture and in Section 3 hereof. The Company shall also pay Liquidated Damages as set forth in
Section 4.07 of the Indenture and the Registration
Rights Agreement.

     Interest will be payable semi-annually on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date.
Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

     The Company will pay Interest to a person other than the Securityholder of record on the Interest
Record Date if the Company elects to redeem or Securityholders elect to require the Company to repurchase, the Securities on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company will pay accrued and unpaid Interest on the Securities being redeemed to, but not including, the Redemption Date, the Purchase Date or the Designated
Event Purchase Date, as the case may be, to the same person to whom it will pay the principal of those Securities.

     If the principal amount of any Security, or any accrued and unpaid Interest, Contingent Interest, if any, or Liquidated Damages, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 5 hereof, upon the date set for payment of the Repurchase Price or Designated Event Purchase Price pursuant to Section 6 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates or upon the Liquidated
Damages Payment Dates as defined in the Registration
Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2.   Method of Payment.

     Except as provided below, the Company shall pay
Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated
Security having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds or by mail at the election of the Holder of any such Security.

     At Stated Maturity, the Company will pay Interest on Certificated Securities at the Company's office or agency in New York City.

     Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Repurchase Prices,
Designated Event Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities.
The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
However, the Company may make such cash payments by check payable in such money.

3.   Contingent Interest

     The Company shall pay Contingent Interest under the circumstances and in the amounts described in
Article 11 of the Indenture. Such Contingent Interest, if any, shall be payable in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

4.   Indenture.

     The Securities are general unsecured obligations of the Company limited to $175,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Securities.
The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on or after April 20, 2009 upon not less than 30 nor more than 60 days' notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Liquidated
Damages, if any, on those Securities up to (but excluding) the Redemption Date (the "Redemption
Price").

     In no event will any Security be redeemable before April 20, 2009.

6. Purchase By the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on April
15, 2009, April 15, 2014, April 15, 2019, April 15,
2024 and April 15, 2029 in integral multiples of $1,000 at a Repurchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Liquidated Damages, if any, on those Securities up to (but excluding) the Purchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Designated
Event for a Designated Event Purchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent
Interest, if any, and Liquidated Damages, if any, on those Securities up to (but excluding) the Designated
Event Purchase Date.

     Holders have the right to withdraw any Purchase
Notice or Designated Event Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Repurchase Price or Designated Event Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Designated Event Purchase
Date, as the case may be, is deposited with the Paying
Agent, on the Business Day immediately following the Purchase Date or the Designated Event Purchase Date,
Interest, accrued and unpaid Contingent Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) on and following such Purchase Date or Designated Event
Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Designated Event Purchase Price upon surrender of such Security.

7.   Notice of Redemption.

     Notice of redemption pursuant to Section 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption
Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and immediately after such Redemption Date Interest, Contingent Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.   Conversion.

     Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in
Section 10.01 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion provided, however, the Company may satisfy its obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock.

     The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

     A Security in respect of which a Holder has delivered a Purchase Notice or Designated Event
Purchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Designated Event Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 22.6778 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest and accrued and unpaid Contingent Interest or Liquidated Damages. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any. Instead, such amount shall be deemed paid by the shares of Common
Stock delivered upon conversion of any Security.  A
Holder shall receive, however, accrued and unpaid
Liquidated Damages, if any. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

     To surrender a Security for conversion, a Holder must (1) complete and manually sign the Notice of Conversion attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents, (4) if required by Section 10.02(g) of the Indenture, pay
Interest and Contingent Interest and (5) pay any transfer or similar tax, if required.

     No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

     If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other
Person, in each case in accordance with the Indenture.

9.   Conversion Arrangement on Call for Redemption.

     Any Securities called for redemption, unless surrendered for conversion before the close of business on Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

10.  Paying Agent, Conversion Agent and Registrar.

     Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The
Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or
Registrar.

11.  Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A
Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption
(except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Designated Event Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.  Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to add to the covenants of the Company for the benefit of the Holders of Securities, (ii) to surrender any right or power conferred upon the Company in the Indenture, (iii) to provide for conversion rights of Holders of Securities if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of the Company's assets substantially as an entirety occurs, (iv) to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 of the Indenture, (v) to increase the Conversion Rate;
provided, however, that such increase in the Conversion
Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase), (vi) to establish the form of Securities if issued in definitive form, (vii) to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee, (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or in connection with the registration of the Securities as contemplated by the Registration Rights Agreement, (ix) to cure any ambiguity or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture or which is otherwise defective, (x) add or modify any other provisions of the Indenture with respect to matters or questions arising under the Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities; provided that any addition or modification made solely to conform the provisions of this Indenture to the "Description of Debentures" in the Offering Memorandum relating to the Securities will not be deemed to adversely affect the interests of the holders of the Securities.

15.  Defaults and Remedies.

     If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

16.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  Calculations in Respect of Securities.

     The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common
Stock and the amounts of Contingent Interest and Liquidated Damages, if any, accrued on the Securities.
Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

18.  United States Federal Income Tax Treatment.

     For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Security is being issued with Tax Original Issue
Discount and the issue date of this Security is April
12 2004. In addition, this Security is subject to the United States federal income tax regulations governing contingent payment debt instruments. For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue
Code, the comparable yield of this Security is 7.375%, compounded semi-annually (which will be treated as the yield to maturity for United States federal income tax purposes).

     The Company agrees, and by accepting a beneficial ownership interest in this Security each Holder and any beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes (1) to treat this Security as a debt instrument that is subject to Treas. Reg. Sec. 1.1275-
4, or any successor provision (the "contingent payment regulations"), and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the contingent payment regulations. The Company agrees to provide promptly to the Holder of this security, upon written request, the issue price, amount of Tax Original Issue
Discount, issue date, yield to maturity, comparable yield and projected payment schedule. Any such written request should be sent to the Company at the following address: Financial Federal Corporation, 733 Third
Avenue, New York, New York 10017, Attention: Investor
Relations.

19.  [Reserved].

20.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

21.  Authentication.

     This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

22.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM
(=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST
(=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

23.  GOVERNING LAW.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE
INDENTURE AND THIS SECURITY.

24.  Copy of Indenture.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     Financial Federal Corporation
     733 Third Avenue
     New York, New York 10017
     Attn: Angelo Garubo
     Facsimile No.: 212-286-5885

25.  Registration Rights.

     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated
April 12, 2004, between the Company and Banc of America
Securities LLC and J.P. Morgan Securities Inc., as representatives of the several initial purchasers, including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement).
The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.


ASSIGNMENT FORM               CONVERSION NOTICE

To assign this Security,      To convert this Security
fill in the form below:       into Common Stock of the
                              Company, check the box [
                              ]

I or we assign and            To convert only part of
transfer this Security to     this Security, state the
_________________________     principal amount to be
_________________________     converted (which must be
(Insert assignee's soc.       $1,000 or an integral
sec. or tax ID no.)           multiple of $1,000):
_________________________
____                          If you want the stock
_________________________     certificate made out in
____                          another person's name
_________________________     fill in the form below:
____                          ________________________
(Print or type assignee's     ________________________
name, address and zip         __________
code)                         (Insert the other
                              person's soc. sec. tax
and irrevocably appoint       ID no.)
                              ________________________
____________________          ________________________
agent to transfer this        ________________________
Security on the books of      ________________________
the Company.  The agent       ________________________
may substitute another to     ________________________
act for him.                  (Print or type other
                              person's name, address
                              and zip code)

Date:  __________ Your Signature:
_________________________________

_______________________________________________________
_______

  (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

________________________________

Participant in a Recognized Signature

Guarantee Medallion Program

By:_____________________________
     Authorized Signatory

          SCHEDULE OF INCREASES AND DECREASES
                  OF GLOBAL SECURITY

Initial Principal Amount of Global Security: One
Hundred Seventy-Five Million dollars ($175,000,000).

Date       Amount of  Amount of  Principal   Notation
           Increase   Decrease   Amount of   by
           in         in         Global      Registrar
           Principal  Principal  Security    or
           Amount of  Amount of  After       Security
           Global     Global     Increase    Custodian
           Security   Security   or
                                 Decrease








                       EXHIBIT B

        [FORM OF FACE OF CERTIFICATED SECURITY]

     THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE
SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT
AS SET FORTH IN THE FOLLOWING SENTENCE, BY ACQUISITION
HEREOF, THE HOLDER:

  (1)    REPRESENTS THAT IT IS A "QUALIFIED
     INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A
     UNDER THE SECURITIES ACT OF 1933;

  (2)    AGREES THAT IT WILL NOT, PRIOR TO THE DATE
     (THE "RESALE RESTRICTION TERMINATION DATE") THAT
     IS TWO YEARS AFTER THE LATER OF THE LAST DAY OF
     THE ORIGINAL ISSUE DATE OF THE 2.0% CONVERTIBLE
     SENIOR DEBENTURES AND THE LAST DATE ON WHICH THE
     COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE
     OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF
     SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE
     SECURITY EVIDENCED HEREBY OR THE COMMON STOCK
     ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT
     (A) TO FINANCIAL FEDERAL CORPORATION OR ANY
     SUBSIDIARY THEREOF, (B) TO A QUALIFIED
     INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A
     UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO
     ANY OTHER EXEMPTION FROM THE REGISTRATION
     REQUIREMENTS OF THE SECURITIES ACT OF 1933,
     INCLUDING RULE 144 UNDER THE SECURITIES ACT OF
     1933 (IF AVAILABLE), OR (D) PURSUANT TO A
     REGISTRATION STATEMENT THAT HAS BEEN DECLARED
     EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND
     WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF
     SUCH TRANSFER; AND

  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO
     WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED
     (OTHER THAN A TRANSFER PURSUANT TO RULE 144 OR
     CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE
     EFFECT OF THIS LEGEND.

     The foregoing legend may be removed from this Security upon the earlier of the Resale Restriction
Termination Date or the transfer of the Securities pursuant to Rule 144 or clause 2(D) above.



     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS
SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE
DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS APRIL
12, 2004. IN ADDITION, THIS SECURITY IS SUBJECT TO THE
UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING
CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF
SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE
CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 7.375%,
COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE
YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX
PURPOSES).

     THE COMPANY AGREES, AND BY ACCEPTING A BENEFICIAL
OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY
BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO
HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX
PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT
INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-
4, OR ANY SUCCESSOR PROVISION (THE "CONTINGENT PAYMENT
REGULATIONS"), AND (2) TO BE BOUND BY THE COMPANY'S
DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED
PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT
PAYMENT REGULATIONS. THE COMPANY AGREES TO PROVIDE
PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN
REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE
DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE
YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN
REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING
ADDRESS: FINANCIAL FEDERAL CORPORATION, 733 THIRD
AVENUE, NEW YORK, NEW YORK 10017., ATTENTION:
TREASURER.

     Pursuant to Section 2.14 of the Indenture, the foregoing legend is required for United States federal income tax purposes.

            FINANCIAL FEDERAL CORPORATION.

       2% Convertible Senior Debentures Due 2034

REGISTERED
CUSIP: 317492 AE 6
ISSUE DATE: April 12, 2004         Principal Amount:  [
]
No. R-1


     FINANCIAL FEDERAL CORPORATION, a Nevada
corporation, promises to pay to __________ or registered assigns, the principal amount of _____________________, on April 15, 2034.

     Interest Rate: 2% per year.

     Interest Payment Dates: April 15 and October 15 of each year, commencing October 15, 2004.

     Interest Record Date: April 1 and October 1 of each year.

     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  [____]                FINANCIAL FEDERAL
CORPORATION.

                              By:
                              _________________________
                              Title:
                              _________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION


____________________________,
Deutche Bank Trust Company Americas,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.


By__________________________________
     Authorized Signatory

Dated:  [__], 2004
[FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]


                       EXHIBIT C

             FINANCIAL FEDERAL CORPORATION

       2% Convertible Senior Debentures Due 2034

                 Transfer Certificate

     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the
"Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

     [_]       A transfer of the Surrendered Securities
          is made to the Company or any subsidiaries;
          or

     [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

     [_]       The transfer of the Surrendered
          Securities complies with Rule 144A under the Securities Act; or

     [_] The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

     [_]   The transferee is an Affiliate of the
          Company.

DATE:               __________________________________
                         Signature(s)

     (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

________________________________
Participant in a Recognized Signature



                       EXHIBIT D

             FINANCIAL FEDERAL CORPORATION
                 NOTICE OF REDEMPTION

[DATE]

To the Holders of the 2.0% Convertible Senior
Debentures Due 2034
issued by Financial Federal Corporation:

     Financial Federal Corporation (the "Issuer") by this written notice hereby exercises, pursuant to
Section 3.01 of that certain Indenture (the
"Indenture"), dated as of April 12, 2004, between the Issuer and Deutsche Bank Trust Company Americas, its right to redeem $[_________] of its 2% Convertible
Senior Debentures Due 2034 (the "Securities"). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1.   Redemption Date:    [_______ _, ____]

2.   Redemption Price:   $[______]

3.   Conversion Rate:    Each $1,000 principal amount
of the Securities is convertible at your option into [insert number of shares] shares of the Issuer's common stock, par value $.50 per share (the "Common Stock"), subject to adjustment.

4.   Paying Agent and Conversion Agent: [NAME]
[ADDRESS]

5. The Securities called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. on the Redemption Date set forth above.

6. The Securities called for redemption and not converted at your election prior to 5:00 p.m. on the Redemption Date set forth above shall be redeemed on the business day immediately following such Redemption
Date.

7. If you elect to convert your Securities, you must satisfy the requirements for conversion set forth in your Securities.

8. Your Securities called for redemption must be surrendered by you to [Name of Paying Agent] at [insert address] in order for you to collect the Redemption
Price.

9.   [The Securities bearing the following Certificate
Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

     Certificate Number(s)         Principal Amount]

10. Unless the Company defaults in making the payment of the Redemption Price owed to you, Interest, Contingent Interest, if any, and Liquidated Damages, if any, on your Securities called for redemption will cease to accrue on and after the Redemption Date.

11.  Cusip Number:  317492 AE 6.



             FINANCIAL FEDERAL CORPORATION

                      EXHIBIT E

             FINANCIAL FEDERAL CORPORATION

                 NOTICE OF REPURCHASE


[DATE]

To the Beneficial Owners of the 2.0% Convertible Senior
Debentures Due 2034
(the "Securities") issued by Financial Federal
Corporation:

     Financial Federal Corporation (the "Issuer") by this written notice hereby notifies you, pursuant to
Section 3.07 of that certain Indenture (the
"Indenture"), dated as of April 12, 2004, between the Issuer and Deutsche Bank Trust Company Americas, that you may request the Issuer to repurchase your Securities by delivery of a Repurchase Notice. Included herewith is the form of Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1.   Repurchase Date:    [    ]

2.   Repurchase Price:   [    ]

3.   Conversion Rate:    Each $1,000 principal amount
of the Securities is convertible into [insert number of shares] shares of the Issuer's common stock, par value
$.50 per share (the "Common Stock"), subject to adjustment.

4.   Paying Agent and Conversion Agent: [NAME]
[ADDRESS]

5. The Securities as to which you have delivered a Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article
10 of the Indenture and the terms of the Securities only if you withdraw such Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into shares of the Issuer's common stock (or, at the option of the Issuer, cash or a combination of cash and shares of the Issuer's common stock):

     (i) if, during the immediately preceding fiscal quarter, the sale price of the Issuer's common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of such preceding fiscal quarter exceeds 130% of the conversion price (as defined in the Indenture) on that 30th trading day;

     (ii) if at any time the credit rating assigned to the Securities by Fitch Ratings, Inc. ("Fitch") is at or below BB (but this clause (ii) shall not apply if Fitch has withdrawn its rating on the Securities, is no longer rating the Securities or ceases to exist);

     (iii) if the Issuer has called the Securities for redemption; or

     (iv) upon the occurrence of certain specified corporate transactions described in the Indenture.

6. The Securities as to which you have delivered a Repurchase Notice must be surrendered by you to [Name of Paying Agent] at [insert address] in order for you to collect the Repurchase Price.

7. The Repurchase Price for the Securities as to which you have delivered a Repurchase Notice and not withdrawn such Notice shall be paid on the later of the business day immediately following such Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].

8. In order to exercise your option to have the Issuer repurchase your Securities, you must deliver the Repurchase Notice, duly completed by you with the information required by such Repurchase Notice (as specified in Section 3.07 of the Indenture) and deliver such Repurchase Notice to the Paying Agent at any time from 9:00 a.m. on [insert day that is 20 Business Days prior to Repurchase Date] until 5:00 p.m. on the Repurchase Date.

9. In order to withdraw any Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on the Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original
Repurchase Notice.

10. Unless the Issuer defaults in making the payment of the Repurchase Price owed to you, Interest, Contingent Interest, if any, and Liquidated Damages, if any, on your Securities as to which you have delivered a Repurchase Notice will cease to accrue on and after the Repurchase Date.

11.  Cusip Number:  317492 AE 6.



             FINANCIAL FEDERAL CORPORATION

                      EXHIBIT F

             FINANCIAL FEDERAL CORPORATION
                 NOTICE OF OCCURRENCE
                  OF DESIGNATED EVENT

[DATE]

To the Holders of the 2.0% Convertible Senior
Debentures Due 2034
(the "Securities") issued by Financial Federal
Corporation:

     Financial Federal Corporation (the "Issuer") by this written notice hereby notifies you, pursuant to
Section 3.08 of that certain Indenture (the
"Indenture"), dated as of April 12, 2004, between the Issuer and Deutsche Bank Trust Company Americas, that a
Designated Event (as such term and other capitalized terms used herein and not otherwise defined herein is defined in the Indenture) as described below has occurred. Included herewith is the form of Designated
Event Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer.

1.   Designated Event:   [Insert brief description of
the Change of Control or Termination of Trading and the date of the occurrence thereof].

2. Date by which Designated Event Repurchase Notice must be delivered by you to Paying Agent in order to have your Securities repurchased:

3.   Designated Event Repurchase Date:

4.   Designated Event Repurchase Price:

5.   Paying Agent and Conversion Agent: [NAME]
[ADDRESS]

6.   Conversion Rate:    Each $1,000 principal amount
of the Securities is convertible into [insert number of shares] shares of the Issuer's common stock, par value
$.50 per share (the "Common Stock"), subject to adjustment.

7. The Securities as to which you have delivered a Designated Event Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 10 of the Indenture and the terms of the Securities only if you withdraw such Designated
Event Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into shares of the Issuer's common stock (or, at the option of the Issuer, cash or a combination of cash and shares of the Issuer's common stock):

     (i) if, during the immediately preceding fiscal quarter [(which must be a fiscal quarter commencing after July 31, 2004)], the sale price of the Issuer's common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of such preceding fiscal quarter exceeds 130% of the conversion price (as defined in the Indenture) on that 30th trading day;

     (ii) if at any time the credit rating assigned to the Securities by Fitch Ratings, Inc. ("Fitch") is at or below BB (but this clause (ii) shall not apply if Fitch has withdrawn its rating on the Securities, is no longer rating the Securities or ceases to exist);

     (iii) if the Issuer has called the Securities for redemption; or

     (iv) upon the occurrence of certain specified corporate transactions described in the Indenture.

8. The Securities as to which you have delivered a Designated Event Repurchase Notice must be surrendered by you to [Name of Paying Agent] at [insert address] in order for you to collect the Designated Event
Repurchase Price.

9.   The Designated Event Repurchase Price for the
Securities as to which you have delivered a Designated
Event Repurchase Notice and not withdrawn such Notice shall be paid on the later of the business day immediately following such Designated Event Repurchase
Date and the date you deliver such Securities to [Name of Paying Agent].

10. In order to have the Issuer repurchase your Securities, you must deliver the Designated Event
Repurchase Notice, duly completed by you with the information required by such Designated Event
Repurchase Notice (as specified in Section 3.08 of the
Indenture) and deliver such Designated Event Repurchase
Notice to the Paying Agent at any time from 9:00 a.m.
on the date of the occurrence of the Designated Event until 5:00 p.m. on the Designated Event Repurchase
Date.

11.  In order to withdraw any Designated Event
Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on the Designated Event Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Designated Event Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Designated
Event Repurchase Notice.

12. Unless the Issuer defaults in making the payment of the Designated Event Repurchase Price owed to you, Interest, Contingent Interest, if any, and Liquidated
Damages, if any, on your Securities as to which you have delivered a Designated Event Repurchase Notice will cease to accrue on and after the Designated Event
Repurchase Date.

13.  Cusip Number:  317492 AE 6.

              FINANCIAL FEDERAL CORPORATION